EXHIBIT 99.1

Press Release dated November 27, 2006

Timberline Strengthens Financial Team With Appointment of Mike Wilson as CFO and Hiring of New Auditing Firms Prime Newswire

COEUR D'ALENE, Idaho, Nov. 27, 2006 (PRIME NEWSWIRE) -- Timberline Resources Corporation (OTCBB:TBLC) today announced the strengthening of its financial team with the appointment of Mike Wilson as Chief Financial Officer and the hiring of new auditing firms.

Mr. Wilson has approximately 25 years of diverse senior executive financial experience in several different industries. From 2003 to 2006, he served as Interim Executive Director of the University of Idaho Foundation, Inc. From 2001 to 2003, he was Vice President of Finance and CFO of Vivato, Inc., a development-stage Wi-Fi switch technology company with locations in Spokane and San Francisco, backed by $67 million in venture funding. From 1988 to 2000, he was Vice President of Finance and CFO of Advanced Input Devices, a designer and manufacturer of computer related products, accessories and systems for original equipment manufacturers, which was eventually sold to Esterline Corp. (NYSE:ESL). Mr. Wilson now works as an independent financial and accounting consultant. He has a B.A. degree in Accounting from the University of Idaho.

Timberline has hired De Coria, Maichel and Teague, P.S. of Spokane as its independent auditors and Anastasi, Moore & Myers, PLLC, also of Spokane, as its internal auditors. Both firms were engaged because of the excellence of their work and their familiarity with the business of Timberline's Kettle Drilling, Inc. subsidiary. The auditors for Kettle's Mexican subsidiary, World Wide Exploration, S.A. de C.V., are KPMG.

Timberline also announced today that it has secured a $1.5 million Line of Credit with Atlas Copco Customer Finance Inc. for the sole purpose of financing the purchase of additional computerized drilling equipment from Atlas Copco. The loan facility will enable Timberline to continue its aggressive expansion within the contract drilling business while reducing the dilution of its stock.

Timberline Chairman and CEO John Swallow stated, "In 2006, we made significant investments in our drilling operations, both domestically and in our recently formed Mexican subsidiary, as well as in our mineral exploration division. We have now taken complimentary steps to strengthen our financial team and are particularly pleased to be working with Mike Wilson as our Chief Financial Officer. Mike brings a wealth of diverse financial experience to Timberline and his input has already proven valuable as we consider additional acquisition and growth opportunities available to the Company."

Timberline Resources Corporation is a unique, growth-oriented company that combines positive cash flow from its ownership of Kettle Drilling, Inc. with "blue sky" upside from its mineral exploration division. Timberline is a fully-reporting company with fewer than 20 million shares outstanding. Its common stock is quoted on the OTC Bulletin Board under the symbol "TBLC."

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB, as amended, for the year ended September 30, 2005. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

CONTACT:  Timberline Resources Corporation

          John Swallow, Chairman and CEO

          (208) 664-4859

          www.timberline-resources.com

Copyright 2006 Prime Newswire.

11/27/2006